As filed with the Securities and Exchange Commission on September 2, 2011.

Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0554122
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Gibraltar Drive Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Alliance Fiber Optic Products, Inc. 2000 Employee Stock Purchase Plan (Full title of the plan)

PETER C. CHANG President and Chief Executive Officer Alliance Fiber Optic Product, Inc. 275 Gibraltar Drive Sunnyvale, California 94089 (408) 736-6900	Copy to: GABRIELLA A. LOMBARDI, ESQ. Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number, including area code, of agent for service)

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value	312,046 shares	$7.49	$2,337,225	$272

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), based upon the average of the high and low sales prices of the Registrant’s Common Stock on the Nasdaq Capital Market on August 26, 2011.

——————————

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 29, 2000 (File No. 333-50926), February 2, 2001 (File No. 333-54864), October 13, 2004 (File No. 333-119711), March 29, 2005 (File No. 333-123648), March 29, 2006 (File No. 333-132801), March 29, 2007 (File No. 333-141656), March 31, 2009 (File No. 333-158316) and October 20, 2010 (File No. 333-170053) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3: Incorporation of Documents by Reference

     The following documents previously filed by Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

     (1) Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on March 18, 2011;

     (2) Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the Commission on May 12, 2011;

     (3) Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the Commission on August 12, 2011;

     (4) Registrant’s Current Reports on Form 8-K filed on February 2, 2011, March 11, 2011 and April 29, 2011;

     (5) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 27, 2000, as amended November 14, 2000 (File No. 000-31857); and

     (6) The description of the Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on May 30, 2001, as amended March 11, 2011, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating, in each case, any documents or information that the Registrant is deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

Item 8: Exhibits

Exhibit
Number	Exhibit
4.1	Amended and Restated Rights Agreement between the Registrant and American Stock Transfer and Trust Company, LLC, dated as of March 11, 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A/A as amended on March 11, 2011

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on September 2, 2011.

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By	/s/Peter C. Chang
Peter C. Chang
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Chang and Anita K. Ho, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/Peter C. Chang	President and Chief Executive	September 2, 2011
Peter C. Chang	Officer (Principal Executive Officer)
and Chairman

/s/Anita K. Ho	Acting Chief Financial Officer	September 2, 2011
Anita K. Ho	(Principal Financial Accounting
Officer)

/s/Richard Black	Director	September 2, 2011
Richard Black

/s/Gwong-Yih Lee	Director	September 2, 2011
Gwong-Yih Lee

/s/Ray Sun	Director	September 2, 2011
Ray Sun

/s/James C. Yeh	Director	September 2, 2011
James C. Yeh

INDEX TO EXHIBITS

Exhibit
Number	Exhibit
4.1	Amended and Restated Rights Agreement between the Registrant and American Stock Transfer and Trust Company, LLC, dated as of March 11, 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A/A as amended on March 11, 2011

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page hereto)